UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 7, 2025

PALATIN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15543	95-4078884
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

4B Cedar Brook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 495-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 7, 2025, Palatin Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors named on the signature pages thereto pursuant to which the Company agreed to sell and issue, in a reasonable best efforts registered public offering (the “Offering”), an aggregate of 76,666,667 shares of common stock, $0.01 par value per share, of the Company (the “Shares”) of which also consisted of common stock equivalents in lieu thereof, series f common warrants (the “Series F Common Warrants”) to purchase up to 76,666,667 shares of the Company’s common stock (the “Series F Warrant Shares”), series g common warrants (the “Series G Common Warrants”) to purchase up to 76,666,667 shares of the Company’s common stock (the “Series G Warrant Shares”), and series h common warrants (the “Series H Common Warrants” and together with the Series F Common Warrants and Series G Common Warrants, the “Common Warrants”) to purchase up to 76,666,667 shares of the Company’s common stock (the “Series H Warrant Shares” and together with the Series F Warrants Shares and Series G Warrant Shares, the “Common Warrant Shares”). The Shares were offered at an offering price of $0.15 per Share. The Common Warrants were offered concurrently with the Shares.

The Series F Common Warrants will have an exercise price of $0.30 per share, will be immediately exercisable and will expire on the five-year anniversary of the original issuance date, subject to the certain terms as defined in such Series F Common Warrant. The Series G Common Warrants will have an exercise price of $0.15 per share, will be immediately exercisable and will expire on the earlier of (i) the 24-month anniversary of the original issuance date or (ii) the expiration of the FDA Exercise Period (as such term is defined in the Series G Common Warrant). The Series H Common Warrants will be issuable to the holder upon their exercise of the Series G Common Warrants, will have an exercise price of $0.225 per share, will be immediately exercisable upon issuance and will expire on the 24-month anniversary of its issuance date.

The gross proceeds from the Offering, after deducting the placement agent fees and offering expenses, were expected to be $11.5 million. The Company intends to use the net proceeds received from the Offering for general working capital purposes.

As described in more detail in Item 3.01 below, after the Purchase Agreement was executed, on May 7, 2025 the Company received notice from NYSE Regulation that it had suspended trading of the Company’s common stock on the NYSE American LLC stock exchange (“NYSE American”). Subsequently, also on May 7, 2025, the Company issued a press release discussing matters disclosed in Item 3.01 below. A copy of such press release is attached as Exhibit 99.1 and is incorporated herein by reference. Also on May 7, 2025, certain investors notified the Company that an event listed under Section 2.3(b)(v) of the Purchase Agreement had occurred and that such investors would not proceed to closing in connection with the Offering.

As a result, on May 8, 2025, the Company raised approximately $1.1 million in net proceeds from the reduced Offering. The Company intends to use the net proceeds received from the Offering for general working capital purposes.

The securities were offered and sold pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-286280) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective on May 6, 2025.

The Purchase Agreement contains representations and warranties that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The Purchase Agreement also contains customary conditions to closing, termination rights of the parties, certain indemnification obligations of the Company and ongoing covenants for the Company, including a prohibition on the Company’s sale and issuance of additional securities for a period of 45 days from the closing date of the Offering and entering into variable rate transactions (as defined in the Purchase Agreement) for a period of 4 months from the closing date of the Offering, subject to certain exceptions.

A holder (together with its affiliates) may not exercise any portion of the Common Warrants to the extent that the holder would own more than 9.99% (or, at the holder’s option upon closing of the Offering, 4.99%) of the number of shares of the Company’s outstanding common stock immediately after exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

On May 7, 2025, the Company entered into a placement agency agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), as lead placement agent and Laidlaw & Company (UK) Ltd., as co-placement agent (“Laidlaw,” and together with A.G.P., the “Placement Agents”), pursuant to which the Company engaged A.G.P. and Laidlaw as the exclusive placement agents in connection with the Offering. The Company agreed to pay the Placement Agents a fee in cash equal to 7.00% of the gross proceeds from the sale of the Shares and Common Warrants. The Company also agreed to reimburse the Placement Agents for out-of-pocket expenses, including the reasonable fees of legal counsel not to exceed $85,000. The Placement Agent Agreement also contains representations, warranties, indemnification and other provisions customary for transactions of this nature.

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The Offering is expected to close on May 8, 2025.

The descriptions of terms and conditions of the Purchase Agreement, the Series F Common Warrants, the Series G Common Warrants, the Series H Common Warrants, and the Placement Agency Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of Purchase Agreement, the form of Series F Common Warrant, the form of Series G Common Warrant, the form of Series H Common Warrant, and the form of Placement Agency Agreement, which are attached hereto as Exhibits 10.1, 4.1, 4.2, 4.3 and 1.1, respectively, and incorporated herein by reference. Accordingly, the Purchase Agreement and Placement Agency Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and Placement Agency Agreement and not to provide investors with any other factual information regarding the Company or its business and investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) for any other such factual information.

This Current Report on Form 8-K does not constitute an offer to sell the securities or a solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 7, 2025, the Company received notice from NYSE Regulation that it had suspended trading of the Company’s common stock on the NYSE American LLC stock exchange (“NYSE American”) and determined to commence proceedings to delist the Company’s common stock from the NYSE American as a result of its determination that the Company is no longer suitable for listing pursuant to Section 1003(f)(v) of the NYSE American Company Guide due to the low selling price of the Company’s common stock. Trading of the Company’s common stock on the NYSE American was suspended on May 7, 2025 and began trading on the OTC Pink Market on May 8, 2025.

The Company has a right to a review of NYSE Regulation’s determination to delist the Company’s common stock by the Listings Qualifications Panel of the Committee for Review of the Board of Directors of the Exchange. The Company is currently assessing the viability of such an appeal.

NYSE Regulation’s notice also stated that the Company remains subject to the delisting letter dated April 10, 2025 in relation to the NYSE American Company Guide commencing delisting procedures against the Company pursuant to Section 1009(a) of the NYSE American Company Guide as the Company was unable to demonstrate that it had regained compliance with Sections 1003(a)(i), (ii) and (iii) of the NYSE American Company Guide by the end of the maximum 18-month compliance plan period, which expired on April 10, 2025.

Item 8.01 Other Events.

On May 7, 2025, the Company issued a press release discussing matters disclosed in Item 3.01 above. A copy of such press release is attached as Exhibit 99.1 and is incorporated herein by reference. Also on May 7, 2025, the Company issued a press release announcing the Offering. A copy of such press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties, including the quotation of the Company’s common stock on the OTC Pink Market, the Company’s appeal or ability to appeal the delisting of the Company’s common stock by NYSE Regulation, and statements regarding the expected net proceeds of the Offering. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the Securities and Exchange Commission. All of the forward-looking statements in this Current Report on Form 8-K are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

1.1	Form of Placement Agency Agreement, dated May 7, 2025, by and between the Company, A.G.P./Alliance Global Partners, and Laidlaw & Company (UK) Ltd.

4.1	Form of Series F Common Warrant

4.2	Form of Series G Common Warrant

4.3	Form of Series H Common Warrant

10.1	Form of Securities Purchase Agreement, dated May 7, 2025, by and between the Company and the Purchasers named therein.

99.1	Press Release, dated May 7, 2025.

99.2	Press Release, dated May 7, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PALATIN TECHNOLOGIES, INC.

Date: May 8, 2025	By:	/s/ Stephen T. Wills
Stephen T. Wills, CPA, MST
Executive Vice President, Chief Financial Officer and Chief Operating Officer

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